 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 4, 2022 (December 30, 2021)

Appian Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-38098	54-1956084
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive			22102
McLean,	VA		(Zip Code)
(Address of principal executive offices)
Registrant’s Telephone Number, Including Area Code: (703) 442-8844

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	APPN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2021, Appian Corporation (“Appian”) and Silicon Valley Bank (“SVB”) entered into a First Loan Modification Agreement (the “Modification”) to the Third Amended and Restated Loan and Security Agreement between Appian, as Borrower, and SVB dated as of November 1, 2017 (the “Loan Agreement”).

The Modification provides for the extension of the maturity date of amounts due under the Loan Agreement until November 1, 2025. In addition, the Modification replaces LIBOR as a benchmark rate for advances under the Loan Agreement with the Term Secured Overnight Financing Rate (“SOFR”). The remaining terms and conditions of the Loan Agreement generally continue in the form existing prior to the Modification. As of January 3, 2022, no amounts are outstanding under the Loan Agreement.

The foregoing description of the Modification is qualified in its entirety by reference to the full text of the Modification, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021, and the full text of the Loan Agreement previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2017, each of which are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Appian Corporation

Date: January 4, 2022	By:	/s/ Mark Lynch
Mark Lynch
Chief Financial Officer